Form  8-A

SECURITIES  AND  EXCHANGE  COMMISSION
Washington,  D.C.    20549


For  Registration  of  Certain  Classes  of  Securities
Pursuant  to  Section  12(b)  or  (g)  of  the
Securities  Exchange  Act  of  1934

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
Made2Manage Systems, Inc.
(Exact name of registrant as specified in its charter)

Indiana. . . . . . . . . . . . . . . . . . . . . . . .           35-1665080
(State of incorporation. . . . . . . . . . . . . . . .     (I.R.S. Employer
or organization) . . . . . . . . . . . . . . . . . . .  Identification No.)


9002 Purdue Road
Indianapolis, Indiana. . . . . . . . . . . . . . . . .                46268
(Address of principal executive offices) . . . . . . .           (Zip Code)
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Securities  to  be  registered  pursuant  to  Section  12(b) of the Act:  None

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
General  Instruction  A.(d),  check  the  following  box:          [X]


Securities  Act registration statement file number to which this form relates:
333-38177

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock




Item  1.  Description  of  Registrant's  Securities  to  be  Registered.

     The Description of the Registrant's Common Stock contained in Registration Statement on Form S-1, File No. 333-38177 and the Description of the Registrant's Common Stock which will be contained in the Prospectus which will be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are hereby incorporated by reference.

Item  2.  Exhibits

     The  securities  described  herein  are  to  be  registered on the Nasdaq
National Market ("Nasdaq"). No other securities of the Registrant are registered on Nasdaq. Accordingly, the following Exhibits required in accordance with Part II to the instructions as to Exhibits to Form 8-A have been or will be filed with Nasdaq.

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


Exhibit
Number.  Description of Exhibit
-------  ----------------------
1 . . . Registration Statement on Form S-1, No. 333-38177 as filed on October 17, 1997 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and as amended on November 26, 1997.

2 . . .  Not Applicable.

3 . . .  Not Applicable.
4.1 . .  Amended and  Restated Articles of Incorporation of
         Made2Manage Systems, Inc.

4.2 . .  Amended and Restated Code of By-Laws of
         Made2Manage Systems, Inc.

4.3 . .  Third Amended and Restated Modification Agreement.
5 . . .  Specimen Certificate for Common Stock.
6 . . .  Not Applicable.
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Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


MADE2MANAGE  SYSTEMS,  INC.


By:      /s/  David  B.  Wortman
              David  B.  Wortman
              President  and  Chief  Executive  Officer


Date:  December    4,  1997